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                                                                   EXHIBIT 2(6)

UNITED STATES BANKRUPTCY COURT
EASTERN DISTRICT OF NEW YORK
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In re:
                                                     Chapter 7
KENIL WORTH SYSTEMS CORPORATION,
                                                     Case No.: 882-82273-346
                         Debtor.
----------------------------------------------X      ORDER

            UPON the Notice of Presentment, dated March 19, 1998, by Andrew M. Thaler, Chapter 7 Trustee of the bankruptcy estate of Kenilworth Systems Corporation (the "Debtor") in the above-captioned Chapter 7 case, by his attorneys Pryor & Mandelup, L.L.P., of this Order, pursuant to 11 U.S.C. ss.554(a) and Rule 6007(a) of the Federal Rules of Bankruptcy Procedure, authorizing the Trustee to abandon the books and records of the Debtor to the Debtor, by its President, Herbert Lindo, or in the alternative to abandon same as refuse, on the grounds that the Trustee has no further use of said books and records in the administration of the Debtor's estate and said books and records are of inconsequential value to the estate and the further maintenance of said books and records, including the cost of storage thereof, is burdensome to the Debtor's estate; and

            UPON the affidavit of service of the Notice of Presentment and Order on all creditors of the Debtor holding allowed claims and on CashTek
Corporation, and said service being deemed sufficient; and no objections or request for a hearing on the proposed Order having been timely flied; and for good cause shown; it is hereby
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            ORDERED, that pursuant to 11 U.S.C. ss.554(a), the Trustee hereby is authorized to abandon to the Debtor, by its President, Herbert Lindo, or in the alternative, to abandon as refuse, all books and records of the Debtor.

Dated: Westbury, New York
       April 21, 1998


                                          /s/ FRANCIS G. CONRAD
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                                          HONORABLE FRANCIS G. CONRAD
                                          UNITED STATES BANKRUPTCY JUDGE